Exhibit 10.13

CREDIT AGREEMENT
Pennsylvania

July 21, 2011

Borrower: New Enterprise Stone & Lime Co., Inc.; Gateway Trade Center Inc.; Protection Services Inc.; SCI Products Inc.; Work Area Protection Corp.; EII Transport Inc.; Precision Solar Controls Inc.; and ASTI Transportation Systems, Inc.; each a corporation organized under the laws of the State of Delaware, State of Texas, State of Illinois, State of New York, and Commonwealth of Pennsylvania, as applicable.

Address of chief executive office of each of the aforementioned companies: 3912 Brumbaugh Road, P.O. Box 77, New Enterprise, Pennsylvania, 16664

Bank:                                 MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation with its chief executive office at One M&T Plaza, Buffalo, NY 14240.  Attention: Office of General Counsel.

The Bank and the Borrower agree, intending to be legally bound, as follows:

1)                                     DEFINITIONS.

a.                                       “Agreement” means this Credit Agreement as the same may be amended, modified, restated or supplemented from time to time in accordance with its terms.

b.                                      “Business Day” any day other than a Saturday, Sunday or day which shall be in the Commonwealth of Pennsylvania a legal holiday or day on which banking institutions are required or authorized to close.

c.                                       “Credit” means any and all credit facilities and any other financial accommodations made by the Bank in favor of the Borrower whether now or hereafter in existence pursuant to the terms of this Agreement.

d.                                      “G.A.A.P.” means, with respect to any date of determination, generally accepted accounting principles as used by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants consistently applied and maintained throughout the periods indicated.

e.                                       “Obligations” means any and all indebtedness or other obligations of the Borrower to the Bank in any capacity payable under this Agreement, now existing or hereafter incurred, however created or evidenced, regardless of kind, class or form, whether direct, indirect, absolute or contingent (including obligations pursuant to any guaranty, endorsement, other assurance of payment or otherwise), whether joint or several, whether from time to time reduced and thereafter increased, or entirely extinguished and thereafter reincurred, together with all extensions, renewals and replacements thereof, and all interest, fees, charges, costs or expenses which accrue on or in connection with the foregoing, including any indebtedness or obligations (i) not yet outstanding but contracted for, or with regard to which any other commitment by the Bank exists; (ii) arising prior to, during or after any pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding; and (iii) owed by the Borrower to others and which the Bank obtained, or may obtain, by assignment or otherwise.

f.                                         “Subsidiary” means any corporation or other business entity of which at least fifty percent (50%) of the voting stock or other ownership interest is owned by the Borrower directly or indirectly through one or more Subsidiaries.  If the Borrower has no Subsidiaries, the provisions of this Agreement relating to the Subsidiaries shall be disregarded, without affecting the applicability of such provisions to the Borrower alone.

g.                                      “Transaction Documents” means this Agreement and all documents, instruments or other agreements by the Borrower in favor of the Bank in connection (directly or indirectly) with the Obligations, whether now or hereafter in existence, including promissory notes, security agreements, guaranties and letter of credit reimbursement agreements.

2)                                     REPRESENTATIONS AND WARRANTIES.  The Borrower makes the following representations and warranties and any “Additional Representations and Warranties” on the schedule attached hereto and made part hereof (the “Schedule”), all of which shall be deemed to be continuing representations and warranties as long as this Agreement is in effect:

a.                                       Good Standing; Authority.  The Borrower and each Subsidiary (if either is not an individual) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed.  The Borrower and each Subsidiary is duly authorized to do business in each jurisdiction in which failure to be so qualified might have a material adverse effect on its business or assets and has the power and authority to own each of its assets and to use them in the ordinary course of business now and in the future.

b.                                      Compliance.  The Borrower and each Subsidiary conducts its business and operations and the ownership of its assets in compliance with each applicable statute, regulation and other law, including environmental laws.  All approvals, including authorizations, permits, consents, franchises, licenses, registrations, filings, declarations, reports and notices (the “Approvals”) necessary for the conduct of the Borrower’s and each Subsidiary’s business and for the Credit have been duly obtained and are in full force and effect.  The Borrower and each Subsidiary is in compliance with the Approvals.  The Borrower and each Subsidiary (if either is not an individual) is in compliance with its certificate of incorporation, by-laws, partnership agreement, articles of organization, operating agreement or other applicable organizational or governing document as may be applicable to the Borrower or a Subsidiary depending on its organizational structure (“Governing Documents”).  The Borrower and each Subsidiary is in compliance with each agreement to which it is a party or by which it or any of its assets is bound.

c.                                       Legality.  The execution, delivery and performance by the Borrower of this Agreement and all related documents, including the Transaction Documents, (i) are in furtherance of the Borrower’s purposes and within its power and authority; (ii) do not (A) violate any statute, regulation or other law or any judgment, order or award of any court, agency or other governmental authority or of any arbitrator with respect to the Borrower or any Subsidiary or (B) violate the Borrower’s or any Subsidiary’s Governing Documents (if either is not an individual), constitute a default under any agreement binding on the Borrower or any Subsidiary or result in a lien or encumbrance on any assets of the Borrower or any Subsidiary; and (iii) if the Borrower or any Subsidiary is not an individual, have been duly authorized by all necessary organizational actions.

d.                                      Fiscal Year.  The fiscal year of the Borrower is the calendar year unless the following blank states otherwise:  year ending February 29, 2012.

e.                                       Title to Assets.  The Borrower and each Subsidiary has good and marketable title to each of its assets free of security interests, mortgages or other liens or encumbrances, except as set forth on the Schedule titled “Permitted Liens” or pursuant to the Bank’s prior written consent.

f.                                         Judgments and Litigation.  There is no pending or threatened claim, audit, investigation, action or other legal proceeding or judgment, order or award of any court, agency or other governmental authority or arbitrator (any, an “Action”) which involves the Borrower, its Subsidiaries or their respective assets and might have a material adverse effect upon the Borrower or any Subsidiary or threaten the validity of the Credit, any Transaction Document or any related document or action.

g.                                      Full Disclosure.  Neither this Agreement nor any certificate, financial statement or other writing provided to the Bank by or on behalf of the Borrower or any Subsidiary contains any statement of fact that is incorrect or misleading in any material respect or omits to state any fact necessary to make any such statement not incorrect or misleading.  The Borrower has not failed to disclose to the Bank any fact that might have a material adverse effect on the Borrower or any Subsidiary.

3)                                     AFFIRMATIVE COVENANTS.  So long as this Agreement is in effect, the Borrower will comply with any “Additional Affirmative Covenant” contained in the Schedule and shall:

a.            Financial Statements and Other Information.  The Borrower shall deliver to the Bank, and comply with, the financial data and reporting requirements set forth in Section 5.1 of the Second Amended and Restated Credit Agreement, dated January 11, 2008, by and among New Enterprise Stone & Lime Co., Inc., the financial institutions party thereto, and the Bank, as the issuing bank, a lender, the swing lender and the agent (as further amended from time to time, the “Second A&R Credit Agreement”).

b.                                      Accounting; Tax Returns and Payment of Claims.  The Borrower and each Subsidiary will maintain a system of accounting and reserves in accordance with generally accepted accounting principles, has filed and will file each tax return required of it and, except as disclosed in the Schedule, has paid and will pay when due each tax, assessment, fee, charge, fine and penalty imposed by any taxing authority upon it or any of its assets, income or franchises, as well as all amounts owed to mechanics, materialmen, landlords, suppliers and the like in the normal course of business.

c.                                       Inspections.  Promptly upon the Bank’s request, the Borrower will permit, and cause its Subsidiaries to permit, the Bank’s officers, attorneys or other agents to inspect its and its Subsidiary’s premises, examine and copy its records and discuss its and its Subsidiary’s business, operations and financial or other condition with its and its Subsidiary’s responsible officers and independent accountants.

d.                                      Operating Accounts.  Maintain, and cause its Subsidiaries to maintain, their main operating accounts with the Bank.

e.                                       Changes in Management and Control.  If the Borrower is not an individual, immediately upon any change in the identity of the Borrower’s chief executive officers or in its beneficial ownership, the Borrower will provide to the Bank a certificate executed by its senior individual authorized to transact business on behalf of the Borrower, specifying such change.

f.                                         Notice of Defaults and Material Adverse Changes.  The Borrower shall deliver to the Bank, and comply with, the notice of defaults and notice of disputes and other matters requirements set forth in Sections 5.2 and 5.3 of the Second A&R Credit Agreement.

g.                                      Insurance.  Maintain its, and cause its Subsidiaries to maintain, property in good repair and will on request provide the Bank with evidence of insurance coverage satisfactory to the Bank, including fire and hazard, liability, workers’ compensation and business interruption insurance and flood hazard insurance as required.

h.                                      Further Assurances.  Promptly upon the request of the Bank, the Borrower will execute, and cause its Subsidiaries to execute, and deliver each writing and take each other action that the Bank deems necessary or desirable in connection with any transaction contemplated by this Agreement.

4)                                     NEGATIVE COVENANTS.  As long as this Agreement is in effect, the Borrower shall not violate, and shall not suffer or permit any of its Subsidiaries to violate, any of the following covenants and any “Additional Negative Covenant” on the Schedule.  The Borrower shall not:

a.                                       Indebtedness.  Permit any indebtedness (including direct and contingent liabilities) not described on the Schedule titled “Permitted Indebtedness” except for trade indebtedness or current liabilities for salary and wages incurred in the ordinary course of business and not substantially overdue.

b.                                      Guaranties.  Become a guarantor, a surety, or otherwise liable for the debts or other obligations of another, whether by guaranty or suretyship agreement, agreement to purchase indebtedness, agreement for furnishing funds through the purchase of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging indebtedness, or otherwise, except as an endorser of instruments for the payment of money deposited to its bank account for collection in the ordinary course of business and except as may be specified in the Schedule titled “Permitted Guaranties”.

c.                                       Liens.  Permit any of its assets to be subject to any security interest, mortgage or other lien or encumbrance, except as set forth on the Schedule titled “Permitted Liens” and except for liens for property taxes not yet due; pledges and deposits to secure obligations or performance for workers’ compensation, bids, tenders, contracts other than notes, appeal bonds or public or statutory obligations; and materialmen’s, mechanics’, carriers’ and similar liens arising in the normal course of business.

d.                                      Other Negative Covenants.  Borrower shall not violate any other business covenants set forth in Article 7 of the Second A&R Credit Agreement.

5)                                     FINANCIAL COVENANTS.  During the term of this Agreement, the Borrower shall not violate, and shall not suffer or permit any of its Subsidiaries to violate, any of the following covenants (complete applicable financial covenant) or any Additional Financial Covenants on the Schedule.  For purposes of this Section, if the Borrower has any Subsidiaries all references to the Borrower shall include the Borrower and all of its Subsidiaries on a consolidated basis.  Unless a different measurement period is specified, compliance for the financial covenants shall be required at all times.

None.

6)                                     DEFAULT.

a.                                       Events of Default.  Any of the following events or conditions shall constitute an “Event of Default”: (i) if the Borrower shall fail to make any payment of the principal of the loan provided hereunder on the dates when the same shall become due and payable, whether at stated maturity or at a date fixed for any installment or prepayment thereof or otherwise; (ii) if the Borrower shall fail to make any payment of interest on the loan provided hereunder or any other amounts owing hereunder (other than principal of the loan provided hereunder) on the dates when such interest or other amounts shall become due and payable, and such failure continues for more than two (2) Business Days; (iii) if there shall occur any default in the due performance or observance of any term, covenant or agreement to be performed or observed pursuant to the provisions of this Agreement; (iv) the Borrower is dissolved, becomes insolvent, generally fails to pay or admits in writing its inability generally to pay its debts as they become due; (v) if any representation or warranty made by the Borrower in this Agreement or in any other Transaction Document, shall be false or misleading in any material respect when made; (vi) if the validity of this Agreement or any of the other Transaction Documents shall have been challenged or disaffirmed by or on behalf of any of such parties thereto; or (vii) any event of default occurs under Article 8 of the Second A&R Credit Agreement.

b.                                      Rights and Remedies Upon Default.  Upon the occurrence of any Event of Default, the Bank without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon the Borrower, any Subsidiary or any other person (all and each of which demands, presentments, protests, advertisements and notices are hereby waived), may exercise all rights and remedies under the Borrower’s or its Subsidiaries’ agreements with the Bank or its Affiliates, applicable law, in equity or otherwise and may declare all or any part of any Obligations not payable on demand to be immediately due and payable without demand or notice of any kind and terminate any obligation it may have to grant any additional loan, credit or other financial accommodation to the Borrower or any Subsidiary.  All or any part of any Obligations whether or not payable on demand, shall be immediately due and payable automatically upon the occurrence of an Event of Default in Section 6(a)(vi) above.  The provisions hereof are not intended in any way to affect any rights of the Bank with respect to any Obligations which may now or hereafter be payable on demand.

7)                                     EXPENSES.  The Borrower shall pay to the Bank on demand all costs and expenses (including all fees and disbursements of counsel retained for advice, suit, appeal or other proceedings or purpose and of any experts or agents it may retain), which the Bank may incur in connection with (i) the administration of the Obligations, including any administrative fees the Bank may impose for the preparation of discharges, releases or assignments to third-parties; (ii) the enforcement and collection of any Obligations or any guaranty thereof; (iii) the exercise, performance .enforcement or protection of any of the rights of the Bank hereunder; or (iv) the failure of the Borrower or any Subsidiary to perform or observe any provisions hereof.  After such demand for payment of any cost, expense or fee under this Section or elsewhere under this Agreement, the Borrower shall pay interest at the highest default rate specified in any instrument evidencing any of the Obligations from the date payment is demanded by the Bank to the date reimbursed by the Borrower.  All such costs, expenses or fees under this Agreement shall be added to the Obligations.

8)                                     TERMINATION.  This Agreement shall remain in full force and effect until (i) all Obligations outstanding, or contracted or committed for (whether or not outstanding), shall be finally and irrevocably paid in full and (ii) all Transaction Documents have been terminated by the Bank.

9)                                     RIGHT OF SETOFF.  If an Event of Default occurs, the Bank shall have the right to set off against the amounts owing under this Agreement and the other Transaction Documents any property held in a deposit or other account or otherwise with the Bank or its Affiliates or otherwise owing by the Bank or its Affiliates in any capacity to the Borrower, its Subsidiary or any guarantor of, or endorser of any of the Transaction Documents evidencing, the Obligations.  Such setoff shall be deemed to have been exercised immediately at the time the Bank or such Affiliate elect to do so.

10)                              MISCELLANEOUS.

a.                                       Notices.  Any notice or demand hereunder or required under applicable law shall be duly given if delivered or mailed to the Borrower (at its address on the Bank’s records) or to the Bank (at the address on page one and separately to the officer of the Bank responsible for the Borrower’s relationship with the Bank).  Such notice or demand shall be deemed effective if delivered, upon personal delivery or if mailed, three (3) business days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) business day after delivery to a nationally recognized overnight delivery service.  Notice by e-mail is not valid notice under this or any other agreement between the Borrower and the Bank.

b.                                      Generally Accepted Accounting Principles.  Any financial calculation to be made, all financial statements and other financial information to be provided, and all books and records, system of accounting and reserves to be kept in connection with the provisions of this Agreement, shall be in accordance with generally accepted accounting principles consistently applied during each interval and from interval to interval; provided, however, that in the event changes in generally accepted accounting principles shall be mandated by the Financial Accounting Standards Board or any similar accounting body of comparable standing, or should be recommended by Borrower’s certified public accountants, to the extent such changes would affect any financial calculations to be made in connection herewith, such changes shall be implemented in making such calculations only from and after such date as Borrower and the Bank shall have amended this Agreement to the extent necessary to reflect such changes in the financial and other covenants to which such calculations relate.

c.                                       Indemnification.  If after receipt of any payment of all, or any part of, the Obligations, the Bank is, for any reason, compelled to surrender such payment to any person or entity because such payment is determined to be void or voidable as a preference, an impermissible setoff, or a diversion of trust funds, or for any other reason, the Transaction Documents shall continue in full force and the Borrower shall be liable, and shall indemnify and hold the Bank harmless for, the amount of such payment surrendered.  The provisions of this Section shall be and remain effective notwithstanding any contrary action which may have been taken by the Bank in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Bank’s rights under the Transaction Documents and shall be deemed to have been conditioned upon such payment having become final and irrevocable.  The provisions of this Section shall survive the termination of this Agreement and the Transaction Documents.

d.                                      Further Assurances.  From time to time, the Borrower shall take, and cause its Subsidiaries to take, such action and execute and deliver to the Bank such additional documents, instruments, certificates, and agreements as the Bank may reasonably request to effectuate the purposes of the Transaction Documents.

e.                                       Cumulative Nature and Non-Exclusive Exercise of Rights and Remedies.  All rights and remedies of the Bank pursuant to this Agreement and the Transaction Documents shall be cumulative, and no such right or remedy shall be exclusive of any other such right or remedy.  In the event of any unreconcilable inconsistencies, this Agreement shall control.  No single or partial exercise by the Bank of any right or remedy pursuant to this Agreement or otherwise shall preclude any other or further exercise thereof, or any exercise of any other such right or remedy, by the Bank.

f.                                         Governing Law; Jurisdiction.  This Agreement has been delivered to and accepted by the Bank and will be deemed to be made in the Commonwealth of Pennsylvania.  Unless provided otherwise under federal law, this Agreement will be interpreted in accordance with laws of the Commonwealth of Pennsylvania, excluding its conflict of laws rules.  BORROWER HEREBY IRREVOCABLY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE COMMONWEALTH OF PENNSYLVANIA IN PHILADELPHIA COUNTY, AND CONSENTS THAT THE BANK MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT BORROWER’S ADDRESS AS SET FORTH IN THE ABOVE SECTION ENTITLED “NOTICES”; PROVIDED THAT NOTHING CONTAINED IN THIS AGREEMENT WILL PREVENT THE BANK FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST BORROWER INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF BORROWER WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION.  Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and Borrower, and Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

g.                                      Joint and Several; Successors and Assigns.  If there is more than one Borrower, each of them shall be jointly and severally liable for all amounts, which become due, and the performance of all obligations under this Agreement, and the term “the Borrower” shall include each as well as all of them.  This Agreement shall be binding upon the Borrower and upon its heirs and legal representatives, its successors and assignees, and shall inure to the benefit of, and be enforceable by, the Bank, its successors and assignees and each direct or indirect assignee or other transferee of any of the Obligations; provided, however, that this Agreement may not be assigned by the Borrower without the prior written consent of the Bank.

h.                                      Waivers; Changes in Writing.  No failure or delay of the Bank in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The Borrower expressly disclaims any reliance on any course of dealing or usage of trade or oral representation of the Bank (including representations to make loans to the Borrower) and agrees that none of the foregoing shall operate as a waiver of any right or remedy of the Bank.  No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.  No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless made specifically in writing by the Bank and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No modification to any provision of this Agreement shall be effective unless made in writing in an agreement signed by the Borrower and the Bank.

i.                                          Interpretation.  Unless the context otherwise clearly requires, references to plural includes the singular and references to the singular include the plural; references to “individual” shall mean a natural person and shall include a natural person doing business under an assumed name (e.g., a “DBA”); the word “or” has the inclusive meaning represented by the phrase “and/or”; the word “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; and captions or section headings are solely for convenience and not part of the substance of this Agreement.  Any representation, warranty, covenant or agreement herein shall survive execution and delivery of this Agreement and shall be deemed continuous.  Each provision of this Agreement shall be interpreted as consistent with existing law and shall be deemed amended to the extent necessary to comply with any conflicting law.  If any provision nevertheless is held invalid, the other provisions shall remain in effect.  The Borrower agrees that in any legal proceeding, a photocopy of this Agreement kept in the Bank’s course of business may be admitted into evidence as an original.

j.                                          Waiver of Jury Trial.  THE BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY THE BORROWER AND THE BANK MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTIONS RELATED HERETO.  THE BORROWER REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER.  THE BORROWER ACKNOWLEDGES THAT THE BANK

HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

Acknowledgment.  Borrower acknowledges that it has read and understands all the provisions of this Agreement, including the Governing Law, Jurisdiction and Waiver of Jury Trial, and has been advised by counsel as necessary or appropriate.

MANUFACTURERS AMD/TRADERS TRUST COMPANY

By:	/s/ Robert L. Bilger
Name:	Robert L. Bilger
Title:	Vice President

BORROWER

TAX ID/SS #23-1374051	New Enterprise Stone & Lime Co., Inc.

	By	/s/ Paul I. Detwiler, III
Paul I. Detwiler, III, President

TAX ID/SS #161266682	Gateway Trade Center Inc.

	By	/s/ Paul I. Detwiler, III
Paul I. Detwiler, III, Vice President

TAX ID/SS #23-2001976	Protection Services Inc.

	By	/s/ Paul I. Detwiler, III
Paul I. Detwiler, III, Vice President

TAX ID/SS #200200094	SCI Products Inc.

	By	/s/ Paul I. Detwiler, III
Paul I. Detwiler, III, Vice President

TAX ID/SS #52-1488457	Work Area Protection Corp.

	By	/s/ Paul I. Detwiler, III
Paul I. Detwiler, III, Vice President

TAX ID/SS #25-1810626	EII Transport Inc.

	By	/s/ Paul I. Detwiler, III
Paul I. Detwiler, III, Vice President

TAX ID/SS #75-2312461	Precision Solar Controls Inc.

	By	/s/ Paul I. Detwiler, III
Paul I. Detwiler, III, Vice President

TAX ID/SS #510349197	ASTI Transportation Systems, Inc.

	By	/s/ Paul I. Detwiler, III
Paul I. Detwiler, III, Vice President

/s/ Thomas G. Frye
Signature of Witness

Thomas G. Frye
Typed name of Witness

ACKNOWLEDGMENT

COMMONWEALTH OF PENNSYLVANIA	)
) SS.
COMMONWEALTH OF BEDFORD	)

On the 21st day of July, in the year 2011, before me, the undersigned, a Notary Public in and for said Commonwealth, personally appeared Paul I. Detwiler, III, executive Vice President or Vice President of each company comprising the Borrower, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instruments

/s/ Kelly M. Burtnett-Myers
Notary Public

Commonwealth of Pennsylvania
Notarial Seal
Kelly M. Burtnett-Myers, Notary Public
South Woodbury Twp., Bedford County
My Commission Expires April 16, 2013
Member, Pennsylvania Association of Notaries